UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2009

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2009, Exponent announced that its Board of Directors intends to appoint Dr. Paul R. Johnston, 55, currently Exponent’s President and Chief Operating Officer, as its Chief Executive Officer and President at its Board meeting following the annual shareholder meeting on May 28, 2009. Michael R. Gaulke, 63, will become Executive Chairman at that time and will continue in this role for twelve months. A copy of the press release announcing the executive transition plan is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events

On February 19, 2009, Exponent announced that its Board of Directors has authorized an additional $25.1 million for the repurchase of Exponent’s common stock. This brings the total amount currently available for repurchase to $35 million. Exponent may pursue such repurchases from time to time in the open market or privately negotiated transactions in compliance with the Securities and Exchange Commission’s Rule 10b-18. A copy of the press release announcing the replenishment of the stock repurchase program is attached hereto as exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release announcing executive transition plan dated February 19, 2009

99.2	Press release announcing replenishment of stock repurchase program dated February 19, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Chief Financial Officer

Date: February 19, 2009